                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  HOWTEK, INC.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                  HOWTEK, INC.

                                 21 PARK AVENUE

                                HUDSON, NH 03051

                                                                  April 22, 1997

Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Friday, May 30, 1997, at 3:30 p.m. at the Hudson Community Center, 1 Constitution Drive, Hudson, New Hampshire 03051.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is important. We will appreciate a prompt return of your signed proxy card and hope to see you at the meeting.

                                            Cordially,

                                            /s/ ROBERT HOWARD
                                            ----------------------------------
                                            ROBERT HOWARD
                                            Chairman of the Board of Director

                                  HOWTEK, INC.

                                 21 PARK AVENUE
                          HUDSON, NEW HAMPSHIRE 03051

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 1997

                            ------------------------

To The Stockholders of HOWTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Howtek, Inc. (the "Company") will be held on Friday, May 30, 1997, at 3:30 P.M. at the Hudson Community Center, Hudson, New Hampshire 03051 for the following purposes:

     1. To elect six (6) directors to hold office until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     2. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 4, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

--------------------------------------------------------------------------------
             IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY.
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                            By Order of the Board of Directors,

                                            /s/ STEWART K. HALL
                                            --------------------------
                                            STEWART K. HALL, Secretary

April 22, 1997

                                  HOWTEK, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 1997

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HOWTEK, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 30, 1997, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 22, 1997. The costs of soliciting proxies will be borne by the Company. It is estimated that said costs will be nominal.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

                               VOTING SECURITIES

     Only holders of the Company's common stock, par value $.01 per share, (the "Common Stock") at the close of business on April 4, 1997, (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,031,856 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

     The six nominees receiving the greatest number of votes cast by the holders of the Company's shares of Common Stock entitled to vote at the meeting will be elected directors of the Company.

     The affirmative vote of a majority of the votes cast at the meeting is necessary for the ratification of the selection of independent auditors.

     Shares represented by executed proxies received by the Company will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

     Votes cast in person or by proxy at the meeting will be tabulated by the inspector of elections appointed for the meeting. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The address of the principal executive offices of the Company is 21 Park Avenue, Hudson, New Hampshire 03051, Telephone No. (603) 882-5200.

     Proxies which are executed but which do not contain any specific instructions will be voted in favor of the proposals contained herein.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the Common Stock owned on April 1, 1997, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each director of the Company, and (iv) all current executive officers and directors as a group.

                                                              NUMBER OF
                                                               SHARES
NAME AND ADDRESS OF                                          BENEFICIALLY              PERCENTAGE
BENEFICIAL OWNER(1)                                          OWNED(2)(3)                OF CLASS
-------------------                                          -----------               ----------
Robert Howard..............................................   2,182,929(4)(5)             22.9%
  303 East 57th Street
  New York, New York 10022
David R. Bothwell..........................................       9,000                     *
Sheila Horwitz.............................................       9,000                     *
Richard Lehman.............................................       8,000(6)                  *
M. Russell Leonard.........................................       1,000                     *
Nat Rothenberg.............................................         500                     *
Ivan Gati..................................................           0                     *
Harvey Teich...............................................           0                     *
All current executive officers and directors as a group (10
  persons).................................................   2,210,429(4)(5)(6)          24.4%

---------------

 *  Less than one percent.

(1) The address of Messrs. Bothwell, Gati, Leonard, Lehman, Rothenberg and Teich, and Ms. Horwitz is 21 Park Avenue, Hudson, New Hampshire 03051.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 1, 1997, upon the exercise of options, warrants or rights; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner's percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from April 1, 1997, have been exercised.

(3) Unless otherwise noted, the Company believes that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.

(4) Includes 495,447 shares exercisable on conversion of $3,078,600 principal amount of indebtedness outstanding as of April 1, 1997, pursuant to a loan made by Mr. Howard to the Company, which is convertible into 258,064 shares of Common Stock at $3.88 per share, 9,114 shares at $8.625 per share, 112,676 at $8.875 per share, 54,054 shares at $9.25 per share and 61,539 shares at $8.125 per share. See "Certain Relationships and Related Transactions."

(5) Includes 7,000 shares owned by Mr. Howard's wife.

(6) Includes 2,000 shares owned by Mr. Lehman's wife.

                             ELECTION OF DIRECTORS

     The proxies granted by stockholders will be voted individually at the Annual Meeting for the election of the persons listed below as directors of the Company, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named has indicated to the Board of Directors of the Company that he or she will be available as a candidate.

                                                                                          DIRECTOR
NAME                               AGE POSITION                                            SINCE
----                               --- --------                                           --------
Robert Howard....................  73  Chairman of the Board, and Director                  1984

David R. Bothwell................  48  President, Chief Executive Officer and Director      1988

Ivan Gati........................  49  Director                                             1989

Sheila Horwitz...................  60  Director                                             1996

Nat Rothenberg...................  66  Director                                             1988

Harvey Teich.....................  77  Director, Chairman Audit Committee                   1988

     All persons listed above are currently serving a term of office as directors which continues until the next annual meeting of stockholders.

     Robert Howard, the founder and Chairman of the Board of Directors of the Company, was the inventor of the first impact dot matrix printer. Mr. Howard was Chief Executive Officer of the Company from its establishment in 1984 until December of 1993. He was the founder, and from 1969 to April 1980 he served as President and Chairman of the Board, of Centronics Data Computer Corp. ("Centronics"), a manufacturer of a variety of computer printers. He resigned from Centronics' Board of Directors in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. Commencing in mid-1982, Mr. Howard, doing business as R.H. Research, developed the ink jet technology upon which the Company was initially based. Mr. Howard contributed this technology, without compensation, to the Company. Mr. Howard serves as Chairman of the Board of Presstek, Inc. ("Presstek"), a public company which has developed proprietary imaging and consumables technologies for the printing and graphic arts industries. In February 1994 Mr. Howard entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission (the "Commission") in connection with the Commission's investigation covering trading in the Company's Common Stock by an acquaintance of Mr. Howard and a business associate of such acquaintance. Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a fine and to the entry of a permanent injunction against future violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934.

     David R. Bothwell joined the Company in June 1988, as President and became a director and the Chief Financial Officer in August 1988. On February 26, 1993, Mr. Bothwell resigned as President from the Company for health reasons. He rejoined the Company on December 8, 1993, as Chief Executive Officer and on May 30, 1995, he resumed the position of President. From October 1985, to June 1988, Mr. Bothwell served as Executive Vice President and Chief Operating Officer of Daymarc Corporation, a manufacturer of automatic test handlers for the semiconductor industry.

     Ivan Gati has served as Chairman of Turner Management, Inc. since 1983. Turner Management, Inc. is a vertically integrated real estate investment company with offices located in New York, Texas and Tennessee, and whose subsidiary companies provide property management and finance services. Mr. Gati is a member of the Board of Directors of Universal Automation Systems, Inc.

     Sheila Horwitz is a Senior Vice President of Schroder Wertheim & Co., Inc., a broker dealer firm. She has an extensive background in the securities brokerage industry, having worked at her current firm, formerly known as Wertheim, Schroder & Co., since 1990. Previously Ms. Horwitz worked for Oppenheim & Co. from 1988 to 1990, and for L. F. Rothschild & Co. from 1978 to 1988, in similar capacities.

     Nat Rothenberg is President of Micro Management Ltd. and has served in such capacity since he founded that company in 1978. Micro Management Ltd. is a supplier of computer hardware, software, training, service and support to the real estate industry. Previously, he was President of Drum Research & Development Corp., an affiliate of Fidelity Corp. of Virginia that provided computer services to that company.

     Harvey Teich is a practicing certified public accountant. On January 1, 1992, the accounting firm of Merman & Teich, where Mr. Teich had been a principal for the past seventeen years, ceased to operate as a partnership. He is a member of the New York and Florida State Societies for Certified Public Accountants.

                   BOARD OF DIRECTOR MEETINGS AND COMMITTEES

     During the last fiscal year, the Board of Directors held one meeting, the Stock Option Committee of the Board of Directors held five meetings, the Directors Incentive Plan Committee held one meeting and the Audit Committee held two meetings. The board meetings were attended by all directors. The Company does not have standing nominating or compensation committees of the Board of Directors, or committees performing similar functions.

     The members of the Stock Option Committee during the last fiscal year consisted of Ivan Gati and Sheila Horwitz and currently consists of the same persons. The function of the Stock Option committee is to administer the Company's 1993 Stock Option Plan. The Committee consists of not fewer than two directors who are appointed by and serve at the pleasure of the Board of Directors. Members of the Committee are not eligible to have participated in the Plan during the prior twelve months or to be currently participating in the Plan while serving as members.

     The Directors Incentive Plan Committee consists of one member, Robert Howard, who serves as Chairman. The purpose of this Committee is to administer the Company's Directors Incentive Plan pursuant to which the Directors are eligible to receive grants of stock options for shares of Company Common Stock as compensation for serving on the Board of Directors.

     The members of the Audit Committee during the last fiscal year consisted of Harvey Teich, Chairman, Ivan Gati and Nat Rothenberg and currently consists of the same persons. The Audit Committee provides an independent review and advisory function for the independent auditors, the Board and the Company's management with regard to financial reporting, internal controls and corporate integrity.

                             EXECUTIVE COMPENSATION

     The following table provides information on the compensation provided by the Company during fiscal years 1996, 1995 and 1994 to the person serving as the Company's Chief Executive Officer during fiscal 1996 and the Company's four most highly compensated executive officers, serving at the end of the 1996 fiscal year. Included in this list are only those executive officers whose total annual salary and bonus exceeded $100,000 during the 1996 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                    SECURITIES
                                                                                    UNDERLYING
NAME AND PRINCIPAL POSITION                                      YEAR   SALARY($)   OPTIONS(#)
---------------------------                                      ----   ---------   ----------
David Bothwell.................................................  1996    151,303      61,585(1)
  Chief Executive Officer                                        1995    141,870      15,000(2)
                                                                 1994    145,470           0

M. Russell Leonard.............................................  1996    128,231      47,000(1)
  Executive Vice President, Chief Operating Officer              1995    122,858      20,000(2)
                                                                 1994    110,591           0

Richard Lehman.................................................  1996    102,082      26,500(1)(3)
  Vice President, Engineering                                    1995     95,461       1,000(2)
                                                                 1994     92,135           0

---------------

(1) Represents options to purchase Common Stock which had been granted in previous years pursuant to the 1993 Stock Option Plan and which were relinquished by the optionee and canceled by the Company in exchange for an equal number of new options granted in 1996 and exercisable at $1.72 per share. See Ten Year Option Repricings Table.

(2) Options which were granted pursuant to the 1993 Stock Option Plan in 1995 and which were included in those options that were subsequently relinquished by the optionee in 1996 in exchange for an equal number of new options. See note 1 above and the Ten Year Option Repricings Table.

(3) Includes options to purchase 8,000 shares of Common Stock granted in 1996. Mr. Lehman subsequently exchanged these options in 1996, along with options to purchase 18,500 shares of Common Stock granted in prior years, for an equal number of new options with an exercise price of $1.72 per share. See note 1 above and the Ten Year Repricings Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                                      POTENTIAL
                                 -------------------------                               REALIZABLE VALUE
                                              PERCENT OF                                AT ASSUMED ANNUAL
                                 NUMBER OF   TOTAL OPTIONS                                RATES OF STOCK
                                 SECURITIES   GRANTED TO                                PRICE APPRECIATION
                                 UNDERLYING    EMPLOYEES     EXERCISE OF                 FOR OPTION TERM
                                  OPTIONS      IN FISCAL     BASE PRICE    EXPIRATION   ------------------
NAME                              GRANTED        YEAR          ($/SH)         DATE      5%($)      10%($)
----                             ---------   -------------   -----------   ----------   ------     -------
David R. Bothwell..............    61,585         13.3          1.719      12/20/2006   66,578     168,720(1)
M. Russell Leonard.............    47,000         10.2          1.719      12/20/2006   50,810     128,763(2)
Richard Lehman.................    26,500          4.9          1.719      12/20/2006   28,648      72,600(3)

---------------

(1) These options, which are exercisable on June 20, 1997, replace options that were granted on April 9, 1996, for 61,585 shares of Common Stock, exercisable at $3.625 per share, expiring on April 9, 2006 and which were cancelled on December 20, 1996.

(2) These options, which are exercisable on June 20, 1997, replace options that were granted on April 9, 1996, for 47,000 shares of Common Stock, exercisable at $3.625 per share, expiring on April 9, 2006 and which were cancelled on December 20, 1996.

(3) These options, which are exercisable with regard to 18,500 shares on June 20, 1997, and 2000 shares on December 20, 1997, 2,000 shares on December 20, 1998, 2,000 shares on December 20, 1999, and 2,000 shares on December 20, 2000, replace (i) options that were granted on April 9, 1996, for 18,500 shares of Common Stock, exercisable at $3.625 per share, expiring on April 9, 2006 and which were cancelled on December 20, 1996, and (ii) options that were granted on October 22, 1996, exercisable at $2.375 per share, expiring on October 22, 2006 and which were cancelled on 12/20/96

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information on an aggregated basis regarding each exercise of stock options during the Company's last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                            NUMBER OF
                                                                           SECURITIES          VALUE OF
                                                                           UNDERLYING        UNEXERCISED
                                                                           UNEXERCISED       IN-THE MONEY
                                                                           OPTIONS AT         OPTIONS AT
                                                                            FY-END(#)        FY-END($)(1)
                                               SHARES                       ---------        ------------
                                             ACQUIRED ON      VALUE       EXERCISABLE/       EXERCISABLE/
NAME                                         EXERCISE(#)     REALIZED     UNEXERCISABLE     UNEXERCISABLE
----                                         -----------     --------     -------------     --------------
David Bothwell(2)..........................       0              0           0/61,585           0/5,789
M. Russell Leonard(2)......................       0              0           0/47,000           0/4,418
Richard Lehman(2)..........................       0              0           0/26,500           0/2,491

---------------

(1) Based upon the closing price of the Common Stock on December 31, 1996, of $1.813 per share.

(2) Options granted pursuant to the Company's 1993 Stock Option Plan, as amended.

                         REPORT ON REPRICING OF OPTIONS

                           TEN YEAR OPTION REPRICINGS

                                                                                                    LENGTH OF
                                             NUMBER OF    MARKET PRICE     EXERCISE                  ORIGINAL
                                            SECURITIES    OF STOCK AT      PRICE AT                OPTION TERM
                                            UNDERLYING      TIME OF        TIME OF                 REMAINING AT
                                              OPTIONS     REPRICING OR   REPRICING OR     NEW        DATE OF
                                            REPRICED OR    AMENDMENT      AMENDMENT     EXERCISE   REPRICING OR
NAME                               DATE       AMENDED          $              $         PRICE($)    AMENDMENT
----                             --------   -----------   ------------   ------------   --------   ------------
David R. Bothwell..............  04/09/96      11,585         3.63            4.50        3.63         5 years
                                 04/09/96      10,000         3.63           10.25        3.63         6 years
                                 04/09/96      10,000         3.63            7.00        3.63         9 years
                                 04/09/96       5,000         3.63            7.00        3.63         9 years
                                 04/09/96      25,000         3.63            6.50        3.63         7 years
                                 12/20/96      61,585         1.72            3.63        1.72       9.5 years

M. Russell Leonard.............  04/09/96      11,000         3.63            4.50        3.63         5 years
                                 04/09/96       6,000         3.63           10.25        3.63         6 years
                                 04/09/96      10,000         3.63            8.75        3.63         7 years
                                 04/09/96       5,000         3.63            7.00        3.63         9 years
                                 04/09/96      10,000         3.63            7.63        3.63         9 years
                                 04/09/96       5,000         3.63            7.00        3.63         9 years
                                 12/20/96      47,000         1.72            3.63        1.72       9.5 years

Richard Lehman.................  04/09/96       4,500         3.63            4.50        3.63         5 years
                                 04/09/96       3,000         3.63            5.25        3.63         5 years
                                 04/09/96       5,000         3.63            8.75        3.63         7 years
                                 04/09/96       5,000         3.63            6.50        3.63         7 years
                                 04/09/96       1,000         3.63            7.00        3.63         9 years
                                 12/20/96      18,500         1.72            3.63        1.72       9.5 years
                                 12/20/96       8,000         1.72            2.38        1.72       9.7 years

     In April 1996, pursuant to the Company's 1993 Stock Option Plan, the Company's Board of Directors determined that because of the decline in the market price of the Company's stock, that in order to retain qualified employees and provide adequate incentive to such employees, it would be in the best interests of the Company to offer all employee optionees, including the executive officers listed above, the opportunity to exchange already granted options for a like number of new options, exercisable at the then current market price. Following the stock option repricing in April 1996, the Company's stock price continued to decline, and in December 1996, the Board of Directors, based upon a similar conclusion, again determined that it would be appropriate to offer the holders of all previously granted options, including the executive officers named in the table above, the opportunity to exchange such options for newly granted options at the then current market price, under the Company's 1993 Stock Option Plan.

Robert Howard, Chairman         Ivan Gati                       Nat Rothenberg
David Bothwell                  Sheila Horwitz                  Harvey Teich


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     There is no Compensation Committee or other committee of the Company's Board of Directors performing similar functions. The person who performed the equivalent function in 1996 was Robert Howard, Chairman of the Board under the direction of the Board of Directors. David R. Bothwell, Chief Executive Officer and a director, participated in discussions with Mr. Howard during the past completed fiscal year in his capacity as an executive officer in connection with executive officer compensation.

                           COMPENSATION OF DIRECTORS

     Robert Howard, Chairman of the Board of Directors received $72,166.00 in compensation by the Company during the past fiscal year in his capacity as an employee of the Company. Similarly, David Bothwell was compensated by the Company in his capacity as Chief Executive Officer and President, respectively. Since the Company's inception in 1984, non-employee directors have served without compensation. On September 21, 1993, the Company's Board of Directors adopted the Director Incentive Plan (the "Director Plan"). The Company has reserved for issuance 250,000 shares under the Director Plan. The Director Plan provides for the award of (i) restricted and unrestricted stock, (ii) qualified stock options, and (iii) non-qualified stock options. The Director Plan is administered by a committee of at least one member appointed by the Board. The term of the Director Plan is ten years and the term of individual grants of stock options may extend up to ten years. Vesting periods for exercise of options and restrictions on the transferability of stock awards are determined by the committee administering the Director Plan. Directors who do not serve on the Stock Option Committee for the Company's 1993 Stock Option Plan are eligible to receive grants of non-qualified options under the Company's 1993 Stock Option Plan. In May 1996, options to purchase 55,000 shares of Common Stock (20,000 shares which had been granted to Mr. Rothenberg and Mr. Teich each and 15,000 shares to Mr. Gati) which had previously been granted to Directors under the Director Plan at an exercise price of $6.75 per share, were relinquished by the holders thereof and reissued in an equal amount at an exercise price of $4.25 per share. In May 1996, options to purchase 10,000 shares of Common Stock were granted to Ms. Horwitz under the Director Plan at an exercise price of $4.875. In December 1996, options to purchase 65,000 shares, as described above, which had previously been granted to Directors under the Director Plan, were relinquished by the holders thereof and reissued in equal amounts at an exercise price of $1.72 per share. On December 20, 1996, Mr. Howard was granted non-qualified options to purchase 10,000 shares of the Company's Common Stock, at an exercise price of $1.72 per share, exercisable on June 20, 1997, pursuant to the Company's 1993 Stock Option Plan. During 1996, options to purchase 61,585 shares of Common Stock were granted to Mr. Bothwell under the 1993 Stock Option Plan. See Ten Year Repricings Table.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     There is no Compensation Committee of the Board of Directors or other committee of the Board of Directors performing an equivalent function. As noted above, executive compensation in 1996 was determined by the Company's Chairman, Robert Howard, in consultation with David Bothwell, the Company's Chief Executive Officer. There is no formal compensation policy for either the Chief Executive Officer or the other executive officers of the Company. Executive compensation is based generally on performance and the Company's resources, but not on specific objective criteria.

     Compensation for executive officers consists of a combination of salary and stock options. In 1996 the Company recorded a loss of $6,060,220 on revenues of $11,263,253 as compared to a loss of $5,255,047 in 1995 on revenues of $20,603,654. During 1996 there were no increases in salaries to executive officers.

     In October of 1996, Mr. Bothwell's rate of compensation was reduced from an annualized rate of $141,000 to $78,000. The actual amount he received in 1996 of $151,303, was an increase over the $141,870 he received in 1995, as a result of the payment for unused accrued vacation.

Robert Howard, Chairman         Ivan Gati                       Nat Rothenberg
David Bothwell                  Sheila Horwitz                  Harvey Teich

                               PERFORMANCE GRAPH

     The following chart sets forth a line graph comparing the performance of the Company's Common Stock, over the past five years. This graph assumes the investment of $100 on December 31, 1991, in the Company's Common Stock, and compares the performance with the NASDAQ Composite Index and the NASDAQ Computer Manufacturer Index. Measurement points are at December 31 for each respective year.

     On July 13, 1995, the Company's Common Stock ceased trading on the American Stock Exchange and commenced trading on the NASDAQ National Market.

     Those companies which compete with the Company in its principal market, image scanning, are either small subsidiaries or divisions of large United States corporations or are foreign companies which are either not quoted on a stock exchange or for which data is difficult to obtain. For this reason a more generic index of NASDAQ technology stocks has been adopted. The Company pays no dividends. The NASDAQ Composite Index and the NASDAQ Computer Manufacturer Index reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices.




                                                                          NASDAQ Computer
Measurement Period                                                         Manufacturer
(Fiscal Year Covered)                Howtek           NASDAQ Index            Index
12/31/91                             $100.000            $100.000            $100.000
12/31/92                             $413.000            $116.400            $134.400
12/31/93                             $179.655            $133.627            $127.411
12/30/94                             $242.894            $130.554            $139.897
12/29/95                             $182.899            $184.603            $220.199
12/31/96                             $ 48.285            $227.062            $295.727


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a Convertible Revolving Credit Promissory Note ("the Convertible Note") and Revolving Loan and Security Agreement (the "Loan Agreement") with Mr. Robert Howard, Chairman of the Company, under which Mr. Howard has agreed to advance funds, or to provide guarantees of advances made by third parties in an amount up to $8,000,000. Such outstanding advances are collateralized by substantially all of the assets of the Company and bear interest at prime interest rate plus 2% (10.25% on December 31, 1996). The Convertible Note entitles Mr. Howard to convert outstanding advances into shares of the Company's common stock at any time based on the outstanding closing market price of the Company's common stock at the time each advance is made.

     As of April 1, 1997, the Company owed $3,078,604, in principal plus interest, under its Loan Agreement with Mr. Howard which is convertible into 495,447 shares of the Company's Common Stock. See footnote 4 to the "Principal Stockholders Table" in this Proxy Statement.

     In February 1984, the Company entered into a lease of its Hudson, New Hampshire facility with Mr. Howard, at an annual rent of $78,500, plus taxes and operating expenses. The Company continues to renew this lease each year at the same rent and the current lease term expires on September 30, 1997.

     On April 4, 1996, the Company borrowed $1,000,000 from Dr. Lawrence Howard, son of the Company's Chairman, Robert Howard, pursuant to a Convertible Promissory Note (the "Note") due January 4, 1999, and related Security Agreement of even date. The holder of the Note has the right at any time prior to repayment in full of the principal, to convert the principal balance of the Note to the Company's Common Stock at a conversion price of $3.00 per share, which represents the estimated fair market value of the shares on the date of the Note. In addition, at the Note holder's option, (a) the entire outstanding principal amount of the Note and all accrued interest, may be converted into shares of Common Stock at the conversion price then in effect, prior to the closing of a firmly underwritten public offering, pursuant to a registration statement filed by the Company under the Securities Act of 1933 with aggregate net proceeds to the Company of $2,000,000 and a price of not less than $5.00 per share, subject to adjustments of the stock (an "Offering"), (b) the entire principal amount of the Note and all interest accrued under the Note shall be paid to the holder upon the closing of an Offering, or (c) the Note shall remain outstanding after the closing of an Offering. Under the terms of the Note interest accrues monthly at the rate of Citibank's prime rate plus two percent (10.25% on December 31, 1996) and is payable on demand or not later than the maturity date of the Note. The Note is secured by substantially all of the assets of the Company. The shares issuable upon conversion are subject to certain registration rights. As of April 1, 1997, the Company owed Dr. Lawrence Howard $400,000 pursuant to the Note.

     On October 15, 1996, the Company sold 243,191 shares of its Common Stock ($.01 per share par value), at $2.056 per share, the estimated fair market value of the unregistered stock, in a private placement pursuant to Section 4(2) of the Securities Act of 1933, to Robert Howard, the Company's Chairman.

     On December 13, 1996, the Company sold 403,362 shares of its Common Stock ($.01 per share par value), at $1.4875 per share, the estimated fair market value of the unregistered stock, in a private placement pursuant to Section 4(2) of the Securities Act of 1933, to Dr. Lawrence Howard.

     On December 23, 1996, the Company sold 415,585 shares of its Common Stock ($.01 per share par value), at $1.2031 per share, the estimated fair market value of the unregistered stock, in a private placement, pursuant to Section 4(2) of the Securities Act of 1933, to Robert Howard, the Company's Chairman.

     The transactions described above were private sales to accredited investors and were carried out to maintain compliance with NASDAQ's net tangible asset value listing criteria for companies trading on the NASDAQ National Market. The purchase price per share was 30% less than the then current market price.

The securities were not issued pursuant to a registration statement and may only be resold pursuant to a registration statement or an exemption from registration pursuant to the securities laws and regulations of the United States.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 1996, and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 1997. The Board of Directors recommends to the stockholders that they ratify this selection. BDO Seidman, LLP has no direct or indirect interest in the Company or any affiliate of the Company. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if such person desires to do so, and is expected to be available to respond to appropriate questions.

                           DEADLINE FOR SUBMISSION OF
                   1998 STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 1998, must submit the proposals in proper form to the Company at its address set forth on the first page of this proxy statement not later than December 31, 1997 in order for the proposals to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                               OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 4, 1997. ADDITIONAL COPIES OF THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                  HOWTEK, INC.
                                 21 PARK AVENUE
                          HUDSON, NEW HAMPSHIRE 03051
                         ATTENTION: MS. CONNIE WEBSTER

     IN ADDITION, COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE TO STOCKHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE ABOVE ADDRESS.

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                            By order of the Board of Directors,

                                            /s/ ROBERT HOWARD
                                            ----------------------------------
                                            ROBERT HOWARD
                                            Chairman of the Board of Directors

April 22, 1997

                                  HOWTEK, INC.

                                 21 PARK AVENUE
                          HUDSON, NEW HAMPSHIRE 03051

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints ROBERT HOWARD and DAVID R. BOTHWELL, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Howtek, Inc. on Friday, May 30, 1997, at 3:30 o'clock in the afternoon, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.  ELECTION OF DIRECTORS:
    [ ]  FOR all nominees listed below (except as marked to the contrary below)
    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

Robert Howard, David R. Bothwell, Ivan Gati, Sheila Horwitz, Nat Rothenberg and Harvey Teich.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

2. RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS AUDITORS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                         [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                    (Continued and to be Signed on Reverse)





                          (Continued from other side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS LISTED ABOVE.

                                               Please sign exactly as name
                                               appears hereon. When shares are
                                               held by joint tenants, both
                                               should sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such. If a corporation, please
                                               sign in full corporate name by
                                               President or other authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.

                                               DATED:                     , 1997
                                                      --------------------


                                               ---------------------------------
                                               SIGNATURE


                                               ---------------------------------
                                               SIGNATURE IF HELD JOINTLY.

                                               Please mark, sign, date and
                                               return this proxy card promptly
                                               using the enclosed envelope.